Exhibit 4.22A

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY 2014 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

(GLOBAL)

You (being the Participant named below) (“you”) have been granted a Restricted Stock Unit Award (the “Award”) by King Digital Entertainment Public Limited Company (the “Company”) under its 2014 Equity Incentive Plan (the “Plan”) in respect of the number of Restricted Stock Units (“RSUs”) set out below. The Award is granted subject to the terms and conditions of the Plan, this Notice of Restricted Stock Unit Award (the “Notice”) and the attached Restricted Stock Unit Award Terms (the “Terms”), including any applicable country-specific provisions in the appendix attached thereto (if any) (the “Appendix”), (the Notice together with Terms (including the Appendix) being the “Agreement”),

Unless otherwise defined in this Agreement, any capitalized terms used in this Agreement will have the meaning given to them in the Plan.

Participant Name:	«Employee_Name»

Total Number of RSUs:	«Number_of_RSUs_1»

Date of Grant:	[¿ ]

Vesting Commencement Date:	[¿ ]

Vesting Schedule:

Vesting of your RSUs will occur over the four-year period beginning on the Vesting Commencement Date specified above; twenty-five percent (25%) of the Total Number of RSUs will vest on the first anniversary of the Vesting Commencement Date and the remaining seventy-five percent (75%) will vest in a series of twelve (12) equal quarterly instalments thereafter, each of 6.25% of the Total Number of RSUs.

Settlement:	For each RSU which vests, one Share will be delivered to you in accordance with Section 3 of the Terms.

You acknowledge that vesting of the RSUs pursuant to the Award is earned only by continuing in Service. You acknowledge and agree that the vesting schedule described above may change prospectively in the event that your Service status changes, in accordance with Company policies relating to leave from work, work schedules and vesting of awards under the Plan, and the provisions of the Plan.

You further acknowledge that the grant of the Award is at the Company’s sole discretion, and does not entitle you to further grant(s) of Awards in respect of RSUs or any other award(s) under the Plan or any other plan or program maintained by the Company or any Associated Company or affiliate of the Company.

You are required to pay the Company a nominal amount in consideration for the grant of your Award. That amount will be determined by the currency in which your salary is paid and will be the appropriate one of the following: one pound sterling (£1); one U.S. dollar ($1); one Euro (€1) or ten Swedish Kroner (SEK10) or a single unit of the relevant local currency. Unless otherwise determined by the Company, and notified to you, the appropriate amount will be deducted from payroll on the next practicable payroll date after the date on which you confirm acceptance of the Award and you hereby authorise that deduction.

You will not be required to make any payment to the Company with respect to the vesting of the RSUs or the delivery of Shares in settlement of the RSUs; provided, however, that to the extent that any Shares delivered upon settlement of your Award are newly issued Shares, you must pay the Company the amount equal to the nominal value of such Shares ($0.00008 per Share) (the “Purchase Price”). You hereby irrevocably undertake to pay the Company the Purchase Price and you hereby authorise the

1

Company or any Associated Company at their election to: (i) deduct the Purchase Price from your salary or other payment due to you from the Company or any Associated Company, on a date determined by the Company or any Associated Company, prior to or after the vesting date of the relevant RSUs, or (ii) deduct the Purchase Price from the proceeds of a same-day sale described in Section 15.2 of the Terms.

The Award shall not take effect unless you have confirmed your acceptance of it on the on-line or electronic system operated by Computershare by the date indicated below. By doing so you will be accepting the Award on the terms and conditions set out in this Notice, the attached Terms (including any Appendix) and the Plan, and in consideration of the grant of the Award by the Company, you will undertake the obligations given to you under this Notice, the Terms and the Plan. Also you will be consenting to the delivery to you of Plan documents, including any notices provided for in the Terms, this Notice or the Plan, by electronic delivery and to participating in the Plan through an on-line or electronic system established and maintained by the Company, Computershare or another third party designated by the Company.

SIGNED on behalf of KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY by
its authorised signatory:	Authorised Signatory (Signature)

IMPORTANT: YOU MUST ACCEPT THIS AWARD BY ¿

2

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY 2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD TERMS

(GLOBAL)

Pursuant to your attached Notice of Restricted Stock Unit Award (the “Notice”) and these Restricted Stock Unit Award Terms, including any country-specific Appendix, (together with the Notice, being the “Agreement”), King Digital Entertainment Public Limited Company (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2014 Equity Incentive Plan (the “Plan”). The Award is granted to you effective as of the date of grant set forth in the Notice (the “Date of Grant”) although shall not take effect unless you accept the Award on the on-line or electronic system operated by Computershare by the date indicated in the Notice.

Except as otherwise explicitly provided in this Agreement, in the event of any conflict between the terms in this Agreement and the Plan, the Plan shall take precedence.

Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. This Agreement constitutes an Award Agreement for the purposes of the Plan.

The terms and conditions of your Award, in addition to those set forth in the Notice and the Plan, are as follows.

1.

Grant of the Award. The Award represents your right to receive on specified future dates, in accordance with the vesting schedule set out in the Notice (the “Vesting Schedule”), the number of Shares that is equal to the number of RSUs that vest on each such date, upon payment to the Company of the Purchase Price (nominal value $0.00008 per Share) if the Shares to be delivered to you, as determined by the Company, are to be newly issued Shares, or for no consideration payable by you if the Shares to be delivered to you are already issued Shares.

2.	Vesting. The RSUs subject to your Award will vest, if at all, in accordance with the Vesting Schedule, provided that vesting of the RSUs will cease upon the termination of your Service.

3.	Settlement.

3.1

Settlement of vested RSUs shall be made on or as soon as practicable after the applicable date of vesting under the Vesting Schedule but in any event within thirty (30) days after such date. Except as otherwise provided under the Plan, settlement of RSUs shall be in Shares. Settlement means the delivery to you of the number of Shares subject to a vested RSU. Where fractional rights arise, they shall be credited to you and accumulated and carried forward to the last date on which RSUs vest.

3.2

Notwithstanding the foregoing, in the event that (i) you are subject to the Insider Trading Policy (the “Policy”) or (ii) you are otherwise prohibited from selling Shares in the open market, and any Shares covered by your Award are scheduled to be delivered on a day (the “Original Settlement Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell Shares pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell Shares in the open market, then the Company may determine that such Shares shall not be delivered on the Original Settlement Date and shall instead be delivered on the first U.S. business day of the next occurring open “window period” applicable to you pursuant to the Policy (regardless of whether you are still in Service at such time) or the next U.S. business day when you are not prohibited from selling Shares in the open market.

3

4.

Shares/Electronic Delivery of Shares. Shares delivered to you on settlement of your RSUs shall be previously authorised but unissued Shares or issued Shares that have been reacquired by the Company or by an Employee Benefit Trust. Upon issuance, Shares shall be fully paid and nonassessable. Delivery of Shares to you shall be effected by crediting the depositary nominated by the Company, Depositary Trust Company (or its nominee), with the number of Shares due to you, to be held by it in electronic form on your behalf as beneficial owner.

5.

No Shareholder Rights. Unless and until such time as Shares are delivered to you in settlement of vested RSUs, you, or any person claiming under or through you, shall have no ownership of the Shares subject to the RSUs and shall have no right to dividends in respect of or to vote such Shares.

6.	Dividend Equivalents. Dividend Equivalents shall not be credited to you in respect of the RSUs subject to the Award.

7.	Number of RSUs and Shares.

7.1	The number of RSUs subject to your Award may be adjusted from time to time for variations in the Company’s share capital, as provided in the Plan.

7.2

Any additional RSUs that become subject to the Award pursuant to this Section 7 shall be subject, in a manner determined by the Company, to the same terms and conditions and time and manner of vesting and settlement as applicable to the RSUs in respect of which such additional RSUs are issued.

8.

Unsecured Obligation. The Award is unfunded, and as a holder of vested RSUs you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to deliver Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

9.

No Transfer. The Award and the RSUs are not transferable and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of by you in any manner other than by will or by the laws of descent or distribution or unless otherwise permitted by the Company on a case-by-case basis in accordance with the Plan. The Award and the RSUs shall lapse to the extent you purport to so sell, pledge, assign, hypothecate, transfer or otherwise dispose of them. After the Shares have been delivered to you, you are free to sell, pledge, assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares, provided that any such action is in compliance with the provisions herein (including the country-specific Appendix hereto) and Applicable Law.

10.

Termination of Service. If your Service terminates for any reason, the Award, to the extent not vested, shall lapse and all unvested RSUs shall be forfeited to the Company forthwith, and all rights you have to such RSUs shall immediately terminate, without payment of any consideration to you. Your Service will be considered terminated as of the date you cease to be an Employee, Consultant, Director or Non-Employee Director of the Company or an Associated Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and, subject to Applicable Law, your Service will not be extended by any notice period or garden leave period mandated by Applicable Law or any period during which you have ceased to provide services to the Company or an Associated Company but during which the Company or an Associated Company is legally required to continue to employ you. In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

4

11.	No Rights as Employee, Director or Consultant.

11.1	Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company or an Associated Company to terminate your Service, for any reason, with or without cause.

11.2

Nothing in this Agreement (including, but not limited to, the vesting of RSUs pursuant to the Vesting Schedule or the delivery of Shares in respect of the Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Associated Company; (ii) constitute any promise or commitment by the Company or an Associated Company regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or the Plan; or (iv) deprive the Company or its Associated Companies, as applicable, of the right to terminate your Service without regard to any future vesting opportunity that you may have under this Award.

11.3

By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the Vesting Schedule is earned only by continuing in Service (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Associated Companies at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Associated Company status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in RSUs under the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the Vesting Schedule or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued employment or engagement as an employee or director of or consultant to the Company or any Associated Company for the duration of the Vesting Schedule, for any period, or at all, and shall not interfere in any way with your right or the right of the Company or any Associated Company, as applicable, to terminate your Service at any time.

12.	Discretionary Nature of Award. In accepting the Award, you acknowledge, understand and agree that:

12.1	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

12.2

the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards in respect of RSUs or other Awards under the Plan, or benefits in lieu of Awards, even if Awards have been granted in the past;

12.3	all decisions with respect to future Awards of RSUs or other Awards, if any, will be at the sole discretion of the Company;

12.4	you are voluntarily participating in the Plan;

12.5	the Award and any Shares acquired by you under the Plan are not intended to replace any pension rights or compensation;

5

12.6

the Award and any Shares acquired under the Plan and the income and value of same are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments or for any other purpose;

12.7	the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

12.8

no claim or entitlement to compensation or damages shall arise from lapse of the Award or forfeiture of the RSUs resulting from you ceasing to be employed by or provide other services to the Company or any Associated Company (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any of its Associated Companies, waive your ability, if any, to bring any such claim, and release the Company and its Associated Companies from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

12.9

unless otherwise provided in the Plan or by the Company in its discretion, the Award, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the Award or the RSUs or any such benefits transferred to, or assumed by, another company or exchanged, cashed out, replaced or substituted for or otherwise continued or preserved or dealt with in any particular manner in connection with a Corporate Transaction; and

12.10

you acknowledge and agree that neither the Company nor any Associated Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award and the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

13.

Award Subject to Company Clawback or Recoupment. The Award shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Company or required by law during the term of your service that is applicable to you, and in addition to any other remedies available under Applicable Law, such policy may require the cancellation of your Award in full or in part (whether vested or unvested), a reduction in the number of RSUs that will vest, and/or the recoupment of any economic benefit already realized by you with respect to the Award or Shares delivered under it, if you engage or have engaged in activity that is inimical, contrary or harmful to the interests of the Company, as more fully described in such policy.

14.

Tax Consequences. You acknowledge that there may be tax consequences upon the grant of the Award, vesting and/or settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and you should consult a tax adviser regarding your tax obligations prior to such grant, vesting or settlement or disposition, in the jurisdiction(s) where you are subject to tax.

15.	Payment of Taxes.

15.1

Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, national or social insurance contributions, payroll tax, payment on account or other tax-related withholding or required deductions (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the

6

Company and/or the Employer and/or the Employee Benefit Trust (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

15.2

Upon settlement of your RSUs, payment of all Tax-Related Items shall be discharged by the deduction of the amount required to satisfy such Tax-Related Items from the proceeds of the immediate sale of such portion of the Shares delivered to you on settlement of your RSUs as is sufficient to discharge the Tax-Related Items, as determined by the Company, and any fees or charges payable by you in connection with such sale, through a mandatory sale arranged by the Company on your behalf by a Company-designated broker (a “Mandatory Same-Day Sale”). You shall pay to the Company or the Employer or the Employee Benefit Trust any amount of Tax-Related Items that the Company or the Employer or the Employee Benefit Trust may be required to withhold as a result of your participation in the Plan or your receipt of Shares that is not satisfied by a Mandatory Same-Day Sale, in such manner as may be permitted under the Plan and approved by the Company. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

15.3	You hereby agree to indemnify and hold the Company, the Employer, the Employee Benefit Trust and each Associated Company of the Company harmless in respect of all Tax-Related Items.

16.

No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of Shares under the Award. You are advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or the Award.

17.

Consent to Electronic Delivery of All Plan Documents and Communications. Any notices provided for under this Agreement or the Plan shall be given in writing (including electronically) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, fourteen (14) days after posting from the United Kingdom by prepaid post, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or request your consent to participate in the Plan by electronic means. By accepting this Award you are consenting to receive such documents by electronic delivery and agreeing to participate in the Plan through an on-line or electronic system established and maintained by the Company, Computershare or another third party designated by the Company.

18.	Compliance with Laws and Regulations.

18.1

Shares will not be delivered to you in respect of the Award unless either (i) the Shares are registered under the Securities Act; or (ii) the Company has determined that such issuance or delivery would be exempt from the registration requirements of the Securities Act. The delivery of Shares to you under the Award will also be subject to and conditioned upon compliance by the Company and you with all other Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance or transfer or sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or transfer or sell such

7

Shares as to which such requisite authority shall not have been obtained. The Company shall not be obliged to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any securities laws, exchange control laws, stock exchange or automated quotation system and the Company shall have no liability to you for any inability or failure to do so.

18.2

As a condition to the delivery of any Shares pursuant to this Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Company. Shares delivered pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

19.

Appendix. Notwithstanding any provision in this Agreement, the Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

20.

Necessary Amendments. Notwithstanding anything in the Plan to the contrary, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21.	Data Protection.

21.1

You hereby explicitly and unambiguously consent to the collection, retention, use, processing and transfer, in electronic or other form, of your Personal Data by the Company, any Associated Company, the trustees of any Employee Benefit Trust, any administrator of the Plan, the Company’s registrars, transfer agent, brokers and other agents, whether among themselves or to any third party, for the exclusive purpose of implementing, administering and managing your participation in the Plan.

21.2

You understand that the Company and its Associated Companies may hold certain personal information about you that constitutes Personal Data, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, passport and/or visa information, email address, employment history, directorships or offices you hold in the Company or any Associated Company, any Shares held by you, details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favour, details of any change in your Service status or absences on leave, for the exclusive purpose of implementing, administering and managing the Plan.

21.3

You understand that your Personal Data may be transferred to the Company’s-designated Plan broker and to Computershare, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that recipients of your Personal Data may be located both in and outside the European Union or the European Economic Area, and that a recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of your Personal Data by contacting your local human resources representative. You authorize the Company, its designated Plan broker and Plan administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer your Personal Data, in electronic

8

or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

21.4

You understand that your Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view your Personal Data, request additional information about the storage and processing of your Personal Data, require any necessary amendments to or deletions from your Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or its Associated Companies will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards under the Plan or other options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to retain your Award and to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

22.	Entire Agreement; Enforcement of Rights.

22.1

This Agreement and the Plan constitute the entire agreement and understanding between you and the Company and its Associated Companies relating to the subject matter herein and they supersede all prior discussions between you and the Company or any Associated Company regarding the subject matter. Any prior agreements, commitments or negotiations concerning the Award are superseded.

22.2	The provisions of this Agreement (and, in particular, Section 15) may also be enforced by the Employer, the Employee Benefit Trust (and its trustee) and each Associated Company of the Company.

23.

Amendments. Subject to Section 20, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing (including electronically) and signed (or consented to by electronic means approved by the Company) by both you and the Company and, in the case of the Company, executed as a deed where so required. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

24.

Further Assurance. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

25.

Plan Prospectus and Insider Trading Policy. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy permitting officers, directors and employees of the Company and its Associated Companies to trade Shares only during certain “window” periods, in effect from time to time.

26.

Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

9

27.

Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, you and the Company agree to renegotiate such provision in good faith. In the event that a mutually agreeable and enforceable replacement for such provision cannot be agreed, then, to the maximum extent permitted by Applicable Law, (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

28.

Governing Law. This Agreement and the Plan, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of England and Wales and the Courts of England and Wales shall have exclusive jurisdiction in relation to all matters arising under this Agreement and the Plan.

29.

Translations. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different to the English version, the English version will control.

30.	Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

31.

Counterparts. The Notice may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

Acknowledgement. The Company and you agree that the Award is granted under and governed by this Agreement and the Plan. You acknowledge that a copy of the Plan has been made available to you on Kingfluence and you represent that you have carefully read and are familiar with its provisions.

By accepting the Award, you shall be deemed to have agreed to the terms and conditions of the Restricted Stock Unit Award Terms (including any Appendix thereto), the Notice and the Plan.

10

Appendix

to the

Restricted Stock Unit Award Terms

(Global)

TERMS AND CONDITIONS

This Appendix contains additional terms and conditions that govern the Award granted under the Plan to you if you reside and/or work in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Notice and/or the Terms.

In the event of any conflict between the provisions of this Appendix and the Notice and/or the Terms, this Appendix shall prevail.

If you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the Award is granted, or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

GENERAL

This Appendix contains information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of 1 March 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your RSUs vest or you sell Shares acquired pursuant thereto.

The information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

GERMANY

1.

Notification to Bundesbank under art. 67 Export Control Ordinance (Außenwirtschaftsverordnung, AWV): You will have an obligation to notify the Bundesbank of payments made to you under the Plan from a foreign entity if they exceed €12,500 and are not made through a German bank. Any such notification is entirely your responsibility.

2.	The following additional provision shall form part of Section 15 of the Terms:

“15.4        The Company shall upon settlement of your RSUs disclose such settlement, the number of Shares delivered, the Purchase Price per Share and the market value of the Shares at the time of the settlement to your Employer. The Employer shall have a claim of its own against the Company in respect of such information.”

3.

The human resources representative to be contacted with regard to your Personal Data, in accordance with Section 21.4 of the Terms, shall be the responsible human resources representative of the Company.

11

KOREA

Your Award is subject to the Plan, the Sub-Plan Governing Awards to Participants in the Republic of Korea and to the following specific conditions.

1.

To the extent that the Agreement provides for any amount payable by you in respect of or in connection with the Award to be deducted from your salary, such deduction shall only be permitted to the extent permitted by Applicable Law and, in particular, the Labor Standards Act of Korea, and you hereby agree that in the event that such deduction is not so permitted, you shall pay any such amount due directly to the Company or by another means approved by the Company and permitted under Applicable Law.

2.

If, under Applicable Law, you must file a report with or receive the approval of the Governor of the Bank of Korea or other supervisory agencies (“Approvals”) in order to receive the Award, or acquire the Shares upon vesting of your RSUs, then your obtainment of such Approvals shall be a condition precedent to your right to receive the Award and to acquire the Shares upon vesting of the RSUs. If, for any reason, you fail to obtain such Approval, then the Company shall bear no obligation whatsoever to you regarding the Award, the RSUs or the Shares subject thereto.

3.

An Associated Company incorporated in Korea shall, in collecting, retaining, using, processing, transferring and disclosing to others your Personal Data, comply with the provisions of the Personal Information Protection Act. Section 21 shall apply to such collection, retention, use, processing, transfer and disclosure to the maximum extent permitted by the Personal Information Act.

MALTA

To the extent that the Agreement provides for any amount payable by you in respect of or in connection with the Award to be deducted from your salary, you hereby agree that in lieu of such deductions, the Company may instead reduce your salary by the amount equal to such deductions.

ROMANIA

Your Award is subject to the Plan, the Sub-Plan Governing Awards to Participants in Romania and the following specific conditions:

1.	Section 21.4 of the Terms shall be amended and replaced by the following:

“You understand that your Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view your Personal Data, request additional information about the storage and processing of your Personal Data, require any necessary amendments to or deletions from your Personal Data, not be subject to an individual decision based on automatic processing, address to the supervisory authority or to a court of law, refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or its Associated Companies will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards under the Plan or other options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to retain your Award and to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.”

12

SPAIN

The following provisions shall replace Section 21 of the Terms:

“21.1

You hereby explicitly and unambiguously consent to the collection, retention, use, processing and transfer, in electronic or other form, of your Personal Data by the Company, any Associated Company, the trustees of any Employee Benefit Trust, any administrator of the Plan, the Company’s registrars, transfer agent, brokers and other agents, whether among themselves or to any third party, for the exclusive purpose of implementing, administering and managing your participation in the Plan.

21.2

You understand that the Company and its Associated Companies may hold certain personal information about you that constitutes Personal Data, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, passport and/or visa information, email address, employment history, directorships or offices you hold in the Company or any Associated Company, any Shares held by you, details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favour, details of any change in your Service status or absences on leave, for the exclusive purpose of implementing, administering and managing the Plan.

21.3

You understand that your Personal Data may be transferred to the Company’s-designated Plan broker and to Computershare, or such other stock plan service provider as may be selected by the Company in the future, for assisting the Company with the implementation, administration and management of the Plan. You understand that recipients of your Personal Data may be located both in and outside the European Union or the European Economic Area, and that some recipients’ countries (for example the United States) may apply data protection standards which are not equivalent to the ones applied within the European Union. You understand that you may request a list with the names and addresses of any potential recipients of your Personal Data by contacting your local human resources representative. You authorize the Company, its designated Plan broker and Plan administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer your Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

21.4

You understand that your Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, execute your access, rectification, cancellation and objection rights on data, view your Personal Data, request additional information about the storage and processing of your Personal Data, require any necessary amendments to or deletions from your Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or its Associated Companies will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards under the Plan or other options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to retain your Award and to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.”

13

UNITED KINGDOM

To the extent permitted by Applicable Law, the Company may at any time prior to the vesting of RSUs under your Award determine that liability for all or some of the employer’s National Insurance Contributions arising therefrom (or from the acquisition of Shares pursuant thereto) shall be transferred to or borne by you (“Determination”). In the event that the Company makes the Determination, you will be notified. You hereby agree that following such notification you will at any time upon request join in with the Company or any Associated Company or any other person in making any election or notice reasonably required by the Company or such Associated Company or other person (as applicable) for the purpose of ensuring that the liability for all employer’s National Insurance Contributions (or any similar social security contributions) arising as a consequence of the vesting of your RSUs (or the acquisition of Shares pursuant thereto) is assumed and borne solely by you and treated as a liability falling on you instead of on the Company or such Associated Company or other person (as applicable) and in entering into any arrangements required by HM Revenue & Customs (“HMRC”) for securing that any liability so assumed is duly paid by you. You shall not be required to enter into any election or notice pursuant to this paragraph in the event that you enter into such other arrangements with the Company, any Associated Company or any other person (as applicable) that are satisfactory to the Company, such Associated Company or any other person (as applicable) to discharge any liability referred to in this paragraph. If the Company makes the Determination, you shall indemnify and keep indemnified the Company, your Employer and any Associated Company against all employer’s National Insurance Contributions arising from the vesting of RSUs under your Award (or the acquisition of Shares pursuant thereto) and to the extent permitted by Applicable Law and (save where you are liable to account for the same directly to HMRC) such employer’s National Insurance Contributions shall be treated as a Tax-Related item for the purpose of Section 15.

WF-10301994-2

14

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY 2014 EQUITY INCENTIVE PLAN

NOTICE OF SHARE OPTION GRANT

(GLOBAL)

You (being the Participant named below) (“you”) have been granted an option (the “Option”) by King Digital Entertainment Public Limited Company (the “Company”) under its 2014 Equity Incentive Plan (the “Plan”) to subscribe for the number of Shares set out below (the “Option Shares”). The Option is granted subject to the terms and conditions of the Plan, this Notice of Share Option Grant (the “Notice”) and the attached Share Option Terms (the “Terms”), including any applicable country-specific provisions in the appendix attached thereto (if any) (the “Appendix”), (the Notice together with Terms (including the Appendix) being the “Agreement”).

Unless otherwise defined in this Agreement, any capitalized terms used in this Agreement will have the meaning given to them in the Plan.

Participant Name:

Option Shares (Number):

Date of Grant:

Exercise Price per Option Share:

[Type of Option:	Non-Qualified Stock Option [Delete for Non-U.S. Options]

Expiration Date:

                 , 20     (the “Expiration Date”). The Option will expire before the Expiration Date if your Service terminates, as described in the Terms, and may expire earlier in other circumstances in accordance with the Terms and the Plan.

Vesting Commencement Date:

Vesting Schedule:

The Option will become exercisable in instalments over the period of 48 months measured from the Vesting Commencement Date; the Option will become exercisable with respect to twenty-five percent (25%) of the total number of Option Shares on the date 12 months after the Vesting Commencement Date and with respect to the remaining seventy-five percent (75%) in a series of 12 equal quarterly instalments over the 36-month period thereafter.

You acknowledge that vesting of the Option is earned only by continuing in Service. You acknowledge and agree that the vesting schedule described above may change prospectively in the event that your Service status changes, in accordance with Company policies relating to leave from work, work schedules and vesting of Options under the Plan, and the provisions of the Plan.

You further acknowledge that the grant of the Option is at the Company’s sole discretion, and does not entitle you to further grant(s) of Options or other Award(s) under the Plan or awards under any other plan or program maintained by the Company or any Associated Company or affiliate of the Company.

You are required to pay the Company a nominal amount in consideration for the grant of your Option. That amount will be determined by the currency in which your salary is paid and will be the appropriate one of the following: one pound sterling (£1); one U.S. dollar ($1); one Euro (€1) or ten Swedish Kroner (SEK10) or a single unit of the relevant local currency. Unless otherwise determined by the Company, and notified to you, the appropriate amount will be deducted from payroll on the next practicable payroll date after the date on which you confirm your acceptance of the Option, and you hereby authorise that deduction.

The Option shall not take effect unless you have confirmed your acceptance of it on the on-line or electronic system operated by Computershare by the date indicated below. By doing so you will be

1

accepting the Option on the terms and conditions set out in this Notice, the attached Terms (including any Appendix) and the Plan, and in consideration of the grant of the Option by the Company, you will undertake the obligations given to you under this Notice, the Terms and the Plan.

Also, you will be consenting to the delivery to you of Plan documents, including any notices provided for in the Terms, this Notice or the Plan, by electronic delivery and to participating in the Plan through an on-line or electronic system established and maintained by the Company, Computershare or another third party designated by the Company.

SIGNED on behalf of KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY by its authorised signatory:
Authorised Signatory (Signature)

IMPORTANT: YOU MUST ACCEPT THIS OPTION BY ¿

2

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY 2014 EQUITY INCENTIVE PLAN

SHARE OPTION TERMS

(GLOBAL)

Pursuant to the attached Notice of Share Option Grant (the “Notice”) and these Share Option Terms (the “Terms”), (including any applicable country-specific provisions in the Appendix attached hereto (if any)), King Digital Entertainment Public Limited Company (the “Company”) has granted you an option under its 2014 Equity Incentive Plan (the “Plan”) to subscribe for up to the number of Shares specified in the Notice (the “Option”). The Option is granted to you effective as of the date of grant specified in the Notice (the “Date of Grant”) although shall not take effect unless you accept the Award on the on-line or electronic system operated by Computershare by the date indicated in the Notice.

Except as otherwise explicitly provided in this Agreement, in the event of any conflict between the terms in this Agreement and the Plan, the Plan shall take precedence.

Capitalized terms not explicitly defined in the Notice or this Agreement but defined in the Plan shall have the same definitions as in the Plan. This Agreement constitutes an Award Agreement for the purposes of the Plan.

The terms and conditions of your Option, in addition to those set forth in the Notice and the Plan, are as follows.

1.	Grant of Option. The Option comprises your right to subscribe for the Option Shares at the exercise price per Option Share set forth in the Notice (the “Exercise Price”).

2.	Exercisability/Vesting of Option. The Option shall become exercisable for the Option Shares in accordance with the Vesting Schedule.

3.	Exercise of Option.

3.1

Right to Exercise. The Option, to the extent exercisable in accordance with the Vesting Schedule and the applicable provisions of the Plan and this Agreement, may be exercised in full or in part at any time. The Option may not be exercised for a fraction of an Option Share.

3.2

Taxes. You will not be allowed to exercise the Option unless you make arrangements acceptable to the Company to pay any taxes, social insurance contributions and other required deductions that may be due as a result of the Option exercise.

3.3	Method of Exercise.

3.3.1

The Option may be exercised by delivery of a notice of exercise in a form specified by the Company (the “Notice of Exercise”), which shall state your election to exercise the Option, the number of Option Shares in respect of which the Option is being exercised (the “Exercised Shares”), and contain such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Notice of Exercise shall be delivered in such form as shall be notified to you from time to time by or on behalf of the Company, which may include delivery in person, by mail, via electronic mail or facsimile or by other authorised method to the Secretary of the Company or other person designated by the Company. The Notice of Exercise shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. The Option shall be deemed to be exercised upon receipt by the Company of a fully executed Notice of Exercise accompanied by the aggregate Exercise Price payable and payment in full for any Tax-Related Items due upon exercise of the Option (as described in Section 18 below).

3

3.3.2	The Option may also be exercised pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act.

3.4

Exercise by Another. If another person elects to exercise the Option after it has been transferred to him or her in compliance with this Agreement and the Plan, that person must prove to the Company’s satisfaction that he or she is entitled to exercise the Option. That person must also complete a Notice of Exercise and pay the Exercise Price and any Tax-Related Items due upon exercise of the Option (as described in Section 18 below).

4.	Method of Payment of Exercise Price. Payment of the aggregate Exercise Price for the Exercised Shares shall be by one of the following, or a combination thereof:

4.1

cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Exercised Shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the aggregate Exercise Price of the Exercised Shares, and any Tax-Related Items due upon exercise of the Option (as described in Section 18 below) (a “Same-Day Sale”). The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by electronic or other means permitted by the Company; or

4.2	other method authorised by the Company.

5.	Insider Trading Policy. The exercise of the Option and all transactions in the Shares issuable upon exercise of the Option shall be subject to the Company’s then current Insider Trading Policy.

6.

No Exercise during Disciplinary Procedure. If you are subject to an investigation or disciplinary process which in the Committee’s opinion could result in a termination of your Service for Cause the Committee may, in its sole discretion, determine that no exercise of the Option will be permitted while such investigation or process is in progress.

7.

Shares/Electronic Delivery of Shares. The Shares issued to you on exercise of your Option shall be newly issued Shares. Upon issuance, the Shares shall be fully paid and non-assessable. Delivery of Shares to you shall be effected by crediting the depositary nominated by the Company, Depositary Trust Company (or its nominee), with the number of Shares due to you, to be held by it in electronic form on your behalf as beneficial owner.

8.

No Shareholder Rights. Unless and until such time as Shares are issued to you upon exercise of the Option, you, or any person claiming under or through you, shall have no ownership of the Shares subject to the Option and shall have no right to dividends in respect of or to vote the Option Shares.

9.	Dividend Equivalents. Dividend Equivalents shall not be credited to you in respect of the Option Shares.

10.	Variation of Option Shares. The Option Shares and the Exercise Price may be adjusted from time to time for variations in the Company’s share capital, as provided in the Plan.

11.

No Transfer. The Option is not transferable and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of by you in any manner other than by will or by the laws of descent or distribution or unless otherwise permitted by the Company on a case-by-case basis in accordance with the Plan. The Option shall lapse to the extent you purport to so sell, pledge, assign, hypothecate, transfer or otherwise dispose of it. After the Shares have been issued to you, upon exercise of the Option, you are free to sell, pledge, assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares, provided that any such action is in compliance with the provisions of this Agreement, (including the country-specific Appendix hereto), the Plan and Applicable Law.

4

12.	Termination of Service

12.1

Unvested Option Shares. If your Service terminates for any reason, the Option will lapse on the date of termination of your Service with respect to the number of Option Shares for which it is not yet exercisable as of that date in accordance with the Vesting Schedule.

12.2

Vested Option Shares - General Rule. If your Service terminates for any reason except death, retirement in accordance with your contract of Service or Disability, then, to the extent the Option is exercisable in accordance with the Vesting Schedule as of the date of termination of your Service, it may be exercised within the period of three (3) months after such date. To the extent not so exercised, the Option shall lapse at the close of business at Company headquarters on the date three (3) months after the date your Service terminates.

12.3

Vested Option Shares – Death. If your Service terminates by reason of your death, or if you die within three (3) months after your Service terminates (other than for Cause or due to Disability or retirement), then, to the extent the Option is exercisable in accordance with the Vesting Schedule as of the date of termination of your Service, it may be exercised within the period of 12 months after such date by your estate or the person who acquired the right to exercise the Option by bequest or inheritance. To the extent not so exercised, the Option shall lapse at the close of business at Company headquarters on the date 12 months after the date your Service terminates.

12.4

Vested Option Shares – Disability or Retirement. If your Service terminates because of your Disability or retirement in accordance with your contract of Service, then to the extent the Option is exercisable in accordance with the Vesting Schedule as of the date of termination of your Service, it may be exercised within the period of 12 months after such date. To the extent not so exercised, the Option shall lapse at the close of business at Company headquarters on the date 12 months after the date your Service terminates.

12.5

Termination for Cause. If your Service is terminated for Cause, the Option shall lapse in its entirety on the date of termination of your Service or, if earlier, the service of notice of such termination.

12.6

No Notice of Post-Service Exercise Period. You are responsible for ascertaining the applicable period during which the Option may be exercised following the termination of your Service for any reason. The Company will not provide you with any notice of such period or its expiration.

12.7

Date of Termination of Service. Your Service will be considered terminated as of the date you cease to be an Employee, Consultant, Director or Non-Employee Director of the Company or an Associated Company, (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and, subject to Applicable Law, your Service will not be extended by any notice period or garden leave period mandated by local law or any period during which you have ceased to provide services to the Company or an Associated Company but during which the Company or an Associated Company is legally required to continue to employ you. In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

5

12.8	No Exercise after Expiration Date. In no event may the Option be exercised later than the Expiration Date set forth in the Notice.

13.	Term of Option. The Option shall in any event expire on the Expiration Date.

14.	No Rights as Employee, Director or Consultant.

14.1	Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company or an Associated Company to terminate your Service, for any reason, with or without cause.

14.2

Nothing in this Agreement (including, but not limited to, vesting of the Option pursuant to the Vesting Schedule), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Associated Company; (ii) constitute any promise or commitment by the Company or an Associated Company regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or the Plan; or (iv) deprive the Company or its Associated Companies, as applicable, of the right to terminate your Service without regard to any future vesting or exercise opportunity that you may have under the Option.

14.3

By accepting the Option, you acknowledge and agree that the right to continue vesting of the Option pursuant to the Vesting Schedule is earned only by continuing in Service (not through the act of being hired, being granted the Option or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Associated Companies at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Associated Company status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting of the Option. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the Vesting Schedule or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued employment or engagement as an employee or director of or consultant to the Company or any Associated Company for the duration of the Vesting Schedule, for any period, or at all, and shall not interfere in any way with your right or the right of the Company or any Associated Company, as applicable, to terminate your Service at any time.

15.	Discretionary Nature of Option. In accepting the Option, you acknowledge, understand and agree that:

15.1	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

15.2

the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options or other Awards under the Plan, or benefits in lieu of Awards, even if other Awards have been granted in the past;

15.3	all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;

15.4	you are voluntarily participating in the Plan;

6

15.5	the Option and any Shares acquired by you under the Plan are not intended to replace any pension rights or compensation;

15.6

the Option and any Shares acquired under the Plan and the income and value of same are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments or for any other purpose;

15.7	the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

15.8

no claim or entitlement to compensation or damages shall arise from lapse of the Option resulting from you ceasing to be employed by or provide other services to the Company or any Associated Company (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any of its Associated Companies, waive your ability, if any, to bring any such claim, and release the Company and its Associated Companies from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

15.9

unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company or exchanged, cashed out, replaced or substituted for or otherwise continued or preserved or dealt with in any particular manner in connection with a Corporate Transaction; and

15.10

you acknowledge and agree that neither the Company nor any Associated Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option and the Shares subject to it or the subsequent sale of any such Shares.

16.

Option and Shares Subject to Company Clawback or Recoupment. The Option, and any Shares acquired upon exercise of the Option, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Company or required by law during the term of your Service that is applicable to you, and in addition to any other remedies available under Applicable Law, such policy may require the cancellation of the Option in full or in part (whether vested or unvested), a reduction in the number of Option Shares that will become exercisable/vest, and/or the recoupment of any economic benefit already realized by you with respect to the Option or Shares acquired under it, if you engage or have engaged in activity that is inimical, contrary or harmful to the interests of the Company, as more fully described in such policy.

17.

Tax Consequences. You acknowledge that there may be tax consequences upon the grant, vesting and/or exercise of the Option or disposition of the Shares acquired thereunder and you should consult a tax adviser regarding your tax obligations prior to such grant, vesting, exercise or disposition, in the jurisdiction(s) where you are subject to tax.

18.	Payment of Taxes

18.1

Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, national or social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related

7

Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.

18.2

Prior to exercise of the Option, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, with the Company’s consent, these arrangements may include (a) payment by you of an amount equal to the Tax-Related Items directly by cash, cheque, wire transfer, bank draft or money order payable to the Company, (b) if permissible under Applicable Law, withholding an amount equal to Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer, (c) having the Company withhold payments for Tax-Related Items and any fees or charges payable by you in connection with such sale, from the proceeds of a Same-Day Sale, or (d) any other arrangement approved by the Company. You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or the vesting or exercise of the Option that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to issue Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

18.3	You hereby agree to indemnify and hold the Company, the Employer and each Associated Company of the Company harmless in respect of all Tax-Related Items.

19.

No Advice Regarding Option. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, the exercise of the Option or the sale of Shares acquired under the Option. You are advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or the Option.

20.

Consent to Electronic Delivery of All Plan Documents and Communications. Any notices provided for under this Agreement or the Plan shall be given in writing (including electronically) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, fourteen (14) days after posting from the United Kingdom by prepaid post, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Option by electronic means or request your consent to participate in the Plan by electronic means. By accepting the Option you are consenting to receive such documents by electronic delivery and agreeing to participate in the Plan through an on-line or electronic system established and maintained by the Company, Computershare or another third party designated by the Company.

21.	Compliance with Laws and Regulations.

21.1

Shares will not be issued to you upon exercise of the Option unless either (i) the Shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The issuance of Shares to you under the Option will also be subject to and conditioned upon compliance by the Company and you with all other Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. The Company shall not be obliged to register

8

the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any securities laws, exchange control laws, stock exchange or automated quotation system and the Company shall have no liability to you for any inability or failure to do so.

21.2

As a condition to the issuance of any Shares pursuant to the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Company. Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

22.

Appendix. Notwithstanding any provision in this Agreement, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

23.

Necessary Amendments. Notwithstanding anything in the Plan to the contrary, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.	Data Protection.

24.1

You hereby explicitly and unambiguously consent to the collection, retention, use, processing and transfer, in electronic or other form, of your Personal Data by the Company, any Associated Company, any administrator of the Plan, the Company’s registrars, transfer agent, brokers and other agents, whether among themselves or to any third party, for the exclusive purpose of implementing, administering and managing your participation in the Plan.

24.2

You understand that the Company and its Associated Companies may hold certain personal information about you that constitutes Personal Data, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, passport and/or visa information, email address, employment history, directorships or offices you hold in the Company or any Associated Company, any Shares held by you, details of the Option and all other Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favour, details of any change in your Service status or absences on leave, for the exclusive purpose of implementing, administering and managing the Plan.

24.3

You understand that your Personal Data may be transferred to the Company’s-designated Plan broker and to Computershare, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that recipients of your Personal Data may be located both in and outside the European Union or the European Economic Area, and that a recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of your Personal Data by contacting your local human resources representative. You authorise the Company, its designated Plan broker and Plan administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer your Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

9

24.4

You understand that your Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view your Personal Data, request additional information about the storage and processing of your Personal Data, require any necessary amendments to or deletions from your Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or its Associated Companies will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards under the Plan or other options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to retain the Option and to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

25.	Entire Agreement; Enforcement of Rights.

25.1

This Agreement, the Plan and the Notice constitute the entire agreement and understanding between you and the Company and its Associated Companies relating to the subject matter herein and they supersede all prior discussions between you and the Company or any Associated Company regarding the subject matter. Any prior agreements, commitments or negotiations concerning the Option are superseded.

25.2	The provisions of this Agreement (and, in particular, Section 18) may also be enforced by the Employer and each Associated Company of the Company.

26.

Amendments. Subject to Section 23, no modification of or amendment to this Agreement nor any waiver of any rights under this Agreement, shall be effective unless in writing (including electronically) and signed (or consented to by electronic means approved by the Company) by both you and the Company and, in the case of the Company, executed as a deed where so required. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

27.

Further Assurance. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Option.

28.

Plan Prospectus and Insider Trading Policy. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy permitting officers, directors and employees of the Company and its Associated Companies to trade Shares only during certain “window” periods in effect from time to time.

29.

Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

30.

Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, you and the Company agree to renegotiate such provision in good faith. In the event that a mutually agreeable and enforceable replacement for such provision cannot be agreed, then, to the maximum extent permitted by Applicable Law, (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such

10

provision were so excluded, and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

31.

Governing Law. This Agreement, the Plan, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of England and Wales and the Courts of England and Wales shall have exclusive jurisdiction in relation to all matters arising under this Agreement and the Plan.

32.

Translations. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different to the English version, the English version will control.

33.	Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

34.

Counterparts. The Notice may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

35.

Acknowledgement. The Company and you agree that the Option is granted under and governed by this Agreement and the Plan. You acknowledge that a copy of the Plan has been made available to you on Kingfluence and you represent that you have carefully read and are familiar with its provisions.

By accepting the Option, you shall be deemed to have agreed to the terms and conditions of the Share Option Terms (including any Appendix thereto), the Notice and the Plan.

11

APPENDIX TO THE

SHARE OPTION TERMS

(GLOBAL)

TERMS AND CONDITIONS

This Appendix contains additional terms and conditions that govern the Option granted under the Plan to you if you reside and/or work in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Terms.

In the event of any conflict between the provisions of this Appendix and the Notice and/or the Terms, this Appendix shall prevail.

If you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the Option is granted, or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

GENERAL

This Appendix contains information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of 1 May 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your Option is exercised or you sell Shares acquired pursuant thereto.

The information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

UNITED KINGDOM

To the extent permitted by Applicable Law, the Company may at any time prior to the exercise of your Option determine that liability for all or some of the employer’s National Insurance Contributions arising from the vesting or exercise of your Options (or from the acquisition of Shares pursuant thereto) shall be transferred to or borne by you (“Determination”). In the event that the Company makes the Determination, you will be notified. You hereby agree that following such notification you will at any time upon request join in with the Company or any Associated Company or any other person in making any election or notice reasonably required by the Company or such Associated Company or other person (as applicable) for the purpose of ensuring that the liability for all employer’s National Insurance Contributions (or any similar social security contributions) arising as a consequence of the vesting or exercise of your Options (or the acquisition of Shares pursuant thereto) is assumed and borne solely by you and treated as a liability falling on you instead of on the Company or such Associated Company or other person (as applicable) and in entering into any arrangements required by HM Revenue & Customs (“HMRC”) for securing that any liability so assumed is duly paid by you. You shall not be required to enter into any election or notice pursuant to this paragraph in the event that you enter into such other arrangements with the Company, any Associated Company or any other person (as applicable) that are satisfactory to the Company, such Associated Company or any other person (as applicable) to discharge any liability referred to in this paragraph. If the Company makes the Determination, you shall indemnify and keep indemnified the Company, your Employer and any Associated Company against all employer’s National Insurance Contributions arising from the vesting or exercise of your Option (or the acquisition of Shares pursuant thereto) and to the extent permitted by Applicable Law and (save where you are liable to account for the same directly to HMRC) such employer’s National Insurance Contributions shall be treated as a Tax-Related item for the purpose of Section 18 of the Terms.

WF-8438274-8

12

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY 2014 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

(SENIOR VICE PRESIDENT)

You (being the Participant named below) (“you”) have been granted a Restricted Stock Unit Award (the “Award”) by King Digital Entertainment Public Limited Company (the “Company”) under its 2014 Equity Incentive Plan (the “Plan”) in respect of the number of Restricted Stock Units (“RSUs”) set out below. The Award is granted subject to the terms and conditions of the Plan, this Notice of Restricted Stock Unit Award (the “Notice”) and the attached Restricted Stock Unit Award Terms (the “Terms”), including any applicable country-specific provisions in the appendix attached thereto (if any) (the “Appendix”), (the Notice together with Terms (including the Appendix) being the “Agreement”).

Unless otherwise defined in this Agreement, any capitalized terms used in this Agreement will have the meaning given to them in the Plan.

Participant Name:	[¿ ]

Total Number of RSUs:	«Number_of_RSUs_1»

Date of Grant:	[¿ ]

Vesting Commencement Date:	[¿ ]

Vesting Schedule:

Vesting of your RSUs will occur over the four-year period beginning on the Vesting Commencement Date specified above; twenty-five percent (25%) of the Total Number of RSUs will vest on the first anniversary of the Vesting Commencement Date and the remaining seventy-five percent (75%) will vest in a series of twelve (12) equal quarterly instalments thereafter, each of 6.25% of the Total Number of RSUs.

Settlement:	For each RSU which vests, one Share will be delivered to you in accordance with Section 3 of the Terms.

You acknowledge that vesting of the RSUs pursuant to the Award is earned only by continuing in Service. You acknowledge and agree that the vesting schedule described above may change prospectively in the event that your Service status changes, in accordance with Company policies relating to leave from work, work schedules and vesting of awards under the Plan, and the provisions of the Plan.

You further acknowledge that the grant of the Award is at the Company’s sole discretion, and does not entitle you to further grant(s) of Awards in respect of RSUs or any other award(s) under the Plan or any other plan or program maintained by the Company or any Associated Company or affiliate of the Company.

You are required to pay the Company a nominal amount in consideration for the grant of your Award. That amount will be determined by the currency in which your salary is paid and will be the appropriate one of the following: one pound sterling (£1); one U.S. dollar ($1); one Euro (€1) or ten Swedish Kroner (SEK10) or a single unit of the relevant local currency. Unless otherwise determined by the Company, and notified to you, the appropriate amount will be deducted from payroll on the next practicable payroll date after the date on which you confirm acceptance of the Award, and you hereby authorise that deduction.

You will not be required to make any payment to the Company with respect to the vesting of the RSUs or the delivery of Shares in settlement of the RSUs; provided, however, that to the extent that any Shares delivered upon settlement of your Award are newly issued Shares, you must pay the Company the amount equal to the nominal value of such Shares ($0.00008 per Share) (the “Purchase Price”). You hereby irrevocably undertake to pay the Company the Purchase Price and you hereby authorise the

Company or any Associated Company at their election to: (i) deduct the Purchase Price from your salary or other payment due to you from the Company or any Associated Company, on a date determined by the Company or any Associated Company, prior to or after the vesting date of the relevant RSUs, or (ii) deduct the Purchase Price from the proceeds of a same-day sale described in Section 16.2 of the Terms.

The Award shall not take effect unless you have confirmed your acceptance of it on the on-line or electronic system operated by Computershare by the date indicated below. By doing so you will be accepting the Award on the terms and conditions set out in this Notice, the attached Terms (including any Appendix) and the Plan, and in consideration of the grant of the Award by the Company, you will undertake the obligations given to you under this Notice, the Terms and the Plan. Also you will be consenting to the delivery to you of Plan documents, including any notices provided for in the Terms, this Notice or the Plan, by electronic delivery and to participating in the Plan through an on-line or electronic system established and maintained by the Company, Computershare or another third party designated by the Company.

SIGNED on behalf of KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY by
its authorised signatory:	Authorised Signatory (Signature)

IMPORTANT: YOU MUST ACCEPT THIS AWARD BY ¿

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY 2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD TERMS

(GLOBAL)

Pursuant to your attached Notice of Restricted Stock Unit Award (the “Notice”) and these Restricted Stock Unit Award Terms, including any country-specific Appendix, (together with the Notice, being the “Agreement”), King Digital Entertainment Public Limited Company (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2014 Equity Incentive Plan (the “Plan”). The Award is granted to you effective as of the date of grant set forth in the Notice (the “Date of Grant”) although shall not take effect unless you accept the Award on the on-line or electronic system operated by Computershare by the date indicated in the Notice.

Except as otherwise explicitly provided in this Agreement, in the event of any conflict between the terms in this Agreement and the Plan, the Plan shall take precedence.

Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. This Agreement constitutes an Award Agreement for the purposes of the Plan.

The terms and conditions of your Award, in addition to those set forth in the Notice and the Plan, are as follows.

1.

Grant of the Award. The Award represents your right to receive on specified future dates, in accordance with the vesting schedule set out in the Notice (the “Vesting Schedule”), the number of Shares that is equal to the number of RSUs that vest on each such date, upon payment to the Company of the Purchase Price (nominal value $0.00008 per Share) if the Shares to be delivered to you, as determined by the Company, are to be newly issued Shares, or for no consideration payable by you if the Shares to be delivered to you are already issued Shares.

2.

Vesting. The RSUs subject to your Award will vest, if at all, in accordance with the Vesting Schedule, provided that, subject to Section 11, vesting of the RSUs will cease upon the termination of your Service.

3.	Settlement.

3.1

Settlement of vested RSUs shall be made on or as soon as practicable after the applicable date of vesting under the Vesting Schedule but in any event within thirty (30) days after such date. Except as otherwise provided under the Plan, settlement of RSUs shall be in Shares. Settlement means the delivery to you of the number of Shares subject to a vested RSU. Where fractional rights arise, they shall be credited to you and accumulated and carried forward to the last date on which RSUs vest.

3.2

Notwithstanding the foregoing, in the event that (i) you are subject to the Insider Trading Policy (the “Policy”) or (ii) you are otherwise prohibited from selling Shares in the open market, and any Shares covered by your Award are scheduled to be delivered on a day (the “Original Settlement Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell Shares pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell Shares in the open market, then the Company may determine that such Shares shall not be delivered on the Original Settlement Date and shall instead be delivered on the first U.S. business day of the next occurring open “window period” applicable to you pursuant to the

Policy (regardless of whether you are still in Service at such time) or the next U.S. business day when you are not prohibited from selling Shares in the open market.

4.

Shares/Electronic Delivery of Shares.  Shares delivered to you on settlement of your RSUs shall be previously authorised but unissued Shares or issued Shares that have been reacquired by the Company or by an Employee Benefit Trust. Upon issuance, Shares shall be fully paid and nonassessable. Delivery of Shares to you shall be effected by crediting the depositary nominated by the Company, Depositary Trust Company (or its nominee), with the number of Shares due to you, to be held by it in electronic form on your behalf as beneficial owner.

5.

No Shareholder Rights.  Unless and until such time as Shares are delivered to you in settlement of vested RSUs, you, or any person claiming under or through you, shall have no ownership of the Shares subject to the RSUs and shall have no right to dividends in respect of or to vote such Shares.

6.	Dividend Equivalents. Dividend Equivalents shall not be credited to you in respect of the RSUs subject to the Award.

7.	Number of RSUs and Shares.

7.1	The number of RSUs subject to your Award may be adjusted from time to time for variations in the Company’s share capital, as provided in the Plan.

7.2

Any additional RSUs that become subject to the Award pursuant to this Section 7 shall be subject, in a manner determined by the Company, to the same terms and conditions and time and manner of vesting and settlement as applicable to the RSUs in respect of which such additional RSUs are issued.

8.

Unsecured Obligation. The Award is unfunded, and as a holder of vested RSUs you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to deliver Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

9.

No Transfer. The Award and the RSUs are not transferable and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of by you in any manner other than by will or by the laws of descent or distribution or unless otherwise permitted by the Company on a case-by-case basis in accordance with the Plan. The Award and the RSUs shall lapse to the extent you purport to so sell, pledge, assign, hypothecate, transfer or otherwise dispose of them. After the Shares have been delivered to you, you are free to sell, pledge, assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares, provided that any such action is in compliance with the provisions herein (including the country-specific Appendix hereto) and Applicable Law.

10.

Termination of Service. Subject to Section 11, if your Service terminates for any reason, the Award, to the extent not vested, shall lapse and all unvested RSUs shall be forfeited to the Company forthwith, and all rights you have to such RSUs shall immediately terminate, without payment of any consideration to you. Your Service will be considered terminated as of the date you cease to be an Employee, Consultant, Director or Non-Employee Director of the Company or an Associated Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your Service Agreement, if any) and, subject to Applicable Law, your Service will not be extended by any notice period or garden leave period mandated by Applicable Law or any period during which you have ceased to provide services to the Company or an Associated Company but during which the Company or an Associated Company is legally required to continue to employ you. In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

11.	Change of Control Termination.

11.1

In the event of a Change of Control Termination, the Award (as assumed, exchanged, substituted, replaced or converted, if applicable) shall automatically accelerate with respect to fifty percent (50%) of the RSUs (if any), or the shares or other securities for or by which the RSUs have been exchanged, substituted or replaced or converted to, that are unvested as of that date in accordance with the Vesting Schedule.

11.2	For purposes of this Section 11;

11.2.1

“Change of Control Period”, means a period that commences on the date that falls three months prior to the date of exchange of contracts in relation to an applicable Corporate Transaction and terminates on the date that falls 12 months immediately after the completion of an applicable Corporate Transaction;

11.2.2	“Change of Control Termination”, means the termination of your employment with the Company or an Associated Company or any successor thereto (the “Employer”) during a Change of Control Period where:

(a)	the Employer serves notice to terminate your employment, save where it is entitled summarily to terminate your employment without notice or payment in lieu of notice under the Service Agreement; or

(b)

you terminate your employment with the Employer with or without notice for Good Reason (other than in circumstances where the Employer has reasonable grounds for summary dismissal without notice or payment in lieu of notice under the Service Agreement) provided that you must, before you terminate your employment for Good Reason, and if (on a reasonable view) the circumstances that constitute Good Reason are remediable, have first given the Employer a written notice stating clearly the event or circumstance that constitutes Good Reason in your belief, acting in good faith, and given the Employer a period of not less than 15 working days to cure the event or circumstance allegedly constituting Good Reason and no Good Reason shall exist if on a reasonable view the event or circumstance is cured by the Employer;

11.2.3

“Good Reason”, means grounds that entitle you to treat yourself as being constructively dismissed (within the meaning of section 95(1)(c) of the Employment Rights Act 1996) as may be determined by a court of competent jurisdiction. Examples of such grounds may include, but are not limited to, circumstances where you are required to permanently relocate outside of Greater London, where your pay is unilaterally reduced, where the Employer is in breach of the Service Agreement, or where on a Corporate Transaction the acquiring entity did not give you options, compensation or equity of at least the same value as the value of any shares under option or award (net of exercise or purchase price) held by you which are no longer capable of vesting or being exercised after such Corporate Transaction; and

11.2.4	“Service Agreement” means any unexpired service agreement between you and the Company or any Associated Company in effect from time to time.

12.	No Rights as Employee, Director or Consultant.

12.1	Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company or an Associated Company to terminate your Service, for any reason, with or without cause.

12.2

Nothing in this Agreement (including, but not limited to, the vesting of RSUs pursuant to the Vesting Schedule or the delivery of Shares in respect of the Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Associated Company; (ii) constitute any promise or commitment by the Company or an Associated Company regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or the Plan; or (iv) deprive the Company or its Associated Companies, as applicable, of the right to terminate your Service without regard to any future vesting opportunity that you may have under this Award.

12.3

By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the Vesting Schedule is earned only by continuing in Service (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Associated Companies at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Associated Company status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in RSUs under the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the Vesting Schedule or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued employment or engagement as an employee or director of or consultant to the Company or any Associated Company for the duration of the Vesting Schedule, for any period, or at all, and shall not interfere in any way with your right or the right of the Company or any Associated Company, as applicable, to terminate your Service at any time.

13.	Discretionary Nature of Award. In accepting the Award, you acknowledge, understand and agree that:

13.1	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

13.2

the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards in respect of RSUs or other Awards under the Plan, or benefits in lieu of Awards, even if Awards have been granted in the past;

13.3	all decisions with respect to future Awards of RSUs or other Awards, if any, will be at the sole discretion of the Company;

13.4	you are voluntarily participating in the Plan;

13.5	the Award and any Shares acquired by you under the Plan are not intended to replace any pension rights or compensation;

13.6

the Award and any Shares acquired under the Plan and the income and value of same are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments or for any other purpose;

13.7	the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

13.8

no claim or entitlement to compensation or damages shall arise from lapse of the Award or forfeiture of the RSUs resulting from you ceasing to be employed by or provide other services to the Company or any Associated Company (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your Service Agreement, if any), and in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any of its Associated Companies, waive your ability, if any, to bring any such claim, and release the Company and its Associated Companies from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

13.9

unless otherwise provided in the Plan or by the Company in its discretion, the Award, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the Award or the RSUs or any such benefits transferred to, or assumed by, another company or exchanged, cashed out, replaced or substituted for or otherwise continued or preserved or dealt with in any particular manner in connection with a Corporate Transaction; and

13.10

you acknowledge and agree that neither the Company nor any Associated Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award and the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

14.

Award Subject to Company Clawback or Recoupment.  The Award shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Company or required by law during the term of your service that is applicable to you, and in addition to any other remedies available under Applicable Law, such policy may require the cancellation of your Award in full or in part (whether vested or unvested), a reduction in the number of RSUs that will vest, and/or the recoupment of any economic benefit already realized by you with respect to the Award or Shares delivered under it, if you engage or have engaged in activity that is inimical, contrary or harmful to the interests of the Company, as more fully described in such policy.

15.

Tax Consequences.  You acknowledge that there may be tax consequences upon the grant of the Award, vesting and/or settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and you should consult a tax adviser regarding your tax obligations prior to such grant, vesting or settlement or disposition, in the jurisdiction(s) where you are subject to tax.

16.	Payment of Taxes.

16.1

Regardless of any action the Company or the Employer takes with respect to any or all income tax, national or social insurance contributions, payroll tax, payment on account or other tax-related withholding or required deductions (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer and/or the Employee Benefit Trust (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-

Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

16.2

Upon settlement of your RSUs, payment of all Tax-Related Items shall be discharged by the deduction of the amount required to satisfy such Tax-Related Items from the proceeds of the immediate sale of such portion of the Shares delivered to you on settlement of your RSUs as is sufficient to discharge the Tax-Related Items, as determined by the Company, and any fees or charges payable by you in connection with such sale, through a mandatory sale arranged by the Company on your behalf by a Company-designated broker (a “Mandatory Same-Day Sale”). You shall pay to the Company or the Employer or the Employee Benefit Trust any amount of Tax-Related Items that the Company or the Employer or the Employee Benefit Trust may be required to withhold as a result of your participation in the Plan or your receipt of Shares that is not satisfied by a Mandatory Same-Day Sale, in such manner as may be permitted under the Plan and approved by the Company. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

16.3	You hereby agree to indemnify and hold the Company, the Employer, the Employee Benefit Trust and each Associated Company of the Company harmless in respect of all Tax-Related Items.

17.

No Advice Regarding Award.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of Shares under the Award. You are advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or the Award.

18.

Consent to Electronic Delivery of All Plan Documents and Communications.  Any notices provided for under this Agreement or the Plan shall be given in writing (including electronically) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, fourteen (14) days after posting from the United Kingdom by prepaid post, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or request your consent to participate in the Plan by electronic means. By accepting this Award you are consenting to receive such documents by electronic delivery and agreeing to participate in the Plan through an on-line or electronic system established and maintained by the Company, Computershare or another third party designated by the Company.

19.	Compliance with Laws and Regulations.

19.1

Shares will not be delivered to you in respect of the Award unless either (i) the Shares are registered under the Securities Act; or (ii) the Company has determined that such issuance or delivery would be exempt from the registration requirements of the Securities Act. The delivery of Shares to you under the Award will also be subject to and conditioned upon compliance by the Company and you with all other Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance or transfer or sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or transfer or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall not be obliged to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any securities laws, exchange control laws, stock exchange or automated quotation system and the Company shall have no liability to you for any inability or failure to do so.

19.2

As a condition to the delivery of any Shares pursuant to this Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Company. Shares delivered pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

20.

Appendix. Notwithstanding any provision in this Agreement, the Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

21.

Necessary Amendments. Notwithstanding anything in the Plan to the contrary, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.	Data Protection.

22.1

You hereby explicitly and unambiguously consent to the collection, retention, use, processing and transfer, in electronic or other form, of your Personal Data by the Company, any Associated Company, the trustees of any Employee Benefit Trust, any administrator of the Plan, the Company’s registrars, transfer agent, brokers and other agents, whether among themselves or to any third party, for the exclusive purpose of implementing, administering and managing your participation in the Plan.

22.2

You understand that the Company and its Associated Companies may hold certain personal information about you that constitutes Personal Data, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, passport and/or visa information, email address, employment history, directorships or offices you hold in the Company or any Associated Company, any Shares held by you, details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favour, details of any change in your Service status or absences on leave, for the exclusive purpose of implementing, administering and managing the Plan.

22.3

You understand that your Personal Data may be transferred to the Company’s-designated Plan broker and to Computershare, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that recipients of your Personal Data may be located both in and outside the European Union or the European Economic Area, and that a recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of your Personal Data by contacting your local human resources representative. You authorize the Company, its designated Plan broker and Plan administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer your Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

22.4

You understand that your Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view your Personal Data, request additional information about the storage and processing of your Personal Data, require any necessary amendments to or deletions from your Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or its Associated Companies will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards under the Plan or other options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to retain your Award and to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

23.	Entire Agreement; Enforcement of Rights.

23.1

This Agreement and the Plan constitute the entire agreement and understanding between you and the Company and its Associated Companies relating to the subject matter herein and they supersede all prior discussions between you and the Company or any Associated Company regarding the subject matter. Any prior agreements, commitments or negotiations concerning the Award are superseded.

23.2	The provisions of this Agreement (and, in particular, Section 16) may also be enforced by the Employer, the Employee Benefit Trust (and its trustee) and each Associated Company of the Company.

24.

Amendments. Subject to Section 21, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing (including electronically) and signed (or consented to by electronic means approved by the Company) by both you and the Company and, in the case of the Company, executed as a deed where so required. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

25.

Further Assurance. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

26.

Plan Prospectus and Insider Trading Policy. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy permitting officers, directors and employees of the Company and its Associated Companies to trade Shares only during certain “window” periods, in effect from time to time.

27.

Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

28.

Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, you and the Company agree to renegotiate such provision in good faith. In the event that a mutually agreeable and enforceable replacement for such provision cannot be agreed, then, to the maximum extent permitted by Applicable Law, (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

29.

Governing Law. This Agreement and the Plan, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of England and Wales and the Courts of England and Wales shall have exclusive jurisdiction in relation to all matters arising under this Agreement and the Plan.

30.

Translations. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different to the English version, the English version will control.

31.	Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

32.

Counterparts.  The Notice may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

Acknowledgement.  The Company and you agree that the Award is granted under and governed by this Agreement and the Plan. You acknowledge that a copy of the Plan has been made available to you on Kingfluence and you represent that you have carefully read and are familiar with its provisions.

By accepting the Award, you shall be deemed to have agreed to the terms and conditions of the Restricted Stock Unit Award Terms (including any Appendix thereto), the Notice and the Plan.

Appendix

to the

Restricted Stock Unit Award Terms

(Senior Vice President)

TERMS AND CONDITIONS

This Appendix contains additional terms and conditions that govern the Award granted under the Plan to you if you reside and/or work in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Notice and/or the Terms.

In the event of any conflict between the provisions of this Appendix and the Notice and/or the Terms, this Appendix shall prevail.

If you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the Award is granted, or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

GENERAL

This Appendix contains information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of 1 March 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your RSUs vest or you sell Shares acquired pursuant thereto.

The information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

GERMANY

1.

Notification to Bundesbank under art. 67 Export Control Ordinance (Außenwirtschaftsverordnung, AWV): You will have an obligation to notify the Bundesbank of payments made to you under the Plan from a foreign entity if they exceed €12,500 and are not made through a German bank. Any such notification is entirely your responsibility.

2.	The following additional provision shall form part of Section 16 of the Terms:

“16.4     The Company shall upon settlement of your RSUs disclose such settlement, the number of Shares delivered, the Purchase Price per Share and the market value of the Shares at the time of the settlement to your Employer. The Employer shall have a claim of its own against the Company in respect of such information.”

3.

The human resources representative to be contacted with regard to your Personal Data, in accordance with Section 22.4 of the Terms, shall be the responsible human resources representative of the Company.

KOREA

Your Award is subject to the Plan, the Sub-Plan Governing Awards to Participants in the Republic of Korea and to the following specific conditions.

1.

To the extent that the Agreement provides for any amount payable by you in respect of or in connection with the Award to be deducted from your salary, such deduction shall only be permitted to the extent permitted by Applicable Law and, in particular, the Labor Standards Act of Korea, and you hereby agree that in the event that such deduction is not so permitted, you shall pay any such amount due directly to the Company or by another means approved by the Company and permitted under Applicable Law.

2.

If, under Applicable Law, you must file a report with or receive the approval of the Governor of the Bank of Korea or other supervisory agencies (“Approvals”) in order to receive the Award, or acquire the Shares upon vesting of your RSUs, then your obtainment of such Approvals shall be a condition precedent to your right to receive the Award and to acquire the Shares upon vesting of the RSUs. If, for any reason, you fail to obtain such Approval, then the Company shall bear no obligation whatsoever to you regarding the Award, the RSUs or the Shares subject thereto.

3.

An Associated Company incorporated in Korea shall, in collecting, retaining, using, processing, transferring and disclosing to others your Personal Data, comply with the provisions of the Personal Information Protection Act. Section 22 shall apply to such collection, retention, use, processing, transfer and disclosure to the maximum extent permitted by the Personal Information Act.

MALTA

To the extent that the Agreement provides for any amount payable by you in respect of or in connection with the Award to be deducted from your salary, you hereby agree that in lieu of such deductions, the Company may instead reduce your salary by the amount equal to such deductions.

ROMANIA

Your Award is subject to the Plan, the Sub-Plan Governing Awards to Participants in Romania and the following specific conditions:

1.	Section 22.4 of the Terms shall be amended and replaced by the following:

“You understand that your Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view your Personal Data, request additional information about the storage and processing of your Personal Data, require any necessary amendments to or deletions from your Personal Data, not be subject to an individual decision based on automatic processing, address to the supervisory authority or to a court of law, refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or its Associated Companies will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards under the Plan or other options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to retain your Award and to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.”

SPAIN

The following provisions shall replace Section 22 of the Terms:

“22.1

You hereby explicitly and unambiguously consent to the collection, retention, use, processing and transfer, in electronic or other form, of your Personal Data by the Company, any Associated Company, the trustees of any Employee Benefit Trust, any administrator of the Plan, the Company’s registrars, transfer agent, brokers and other agents, whether among themselves or to any third party, for the exclusive purpose of implementing, administering and managing your participation in the Plan.

22.2

You understand that the Company and its Associated Companies may hold certain personal information about you that constitutes Personal Data, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, passport and/or visa information, email address, employment history, directorships or offices you hold in the Company or any Associated Company, any Shares held by you, details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favour, details of any change in your Service status or absences on leave, for the exclusive purpose of implementing, administering and managing the Plan.

22.3

You understand that your Personal Data may be transferred to the Company’s-designated Plan broker and to Computershare, or such other stock plan service provider as may be selected by the Company in the future, for assisting the Company with the implementation, administration and management of the Plan. You understand that recipients of your Personal Data may be located both in and outside the European Union or the European Economic Area, and that some recipients’ countries (for example the United States) may apply data protection standards which are not equivalent to the ones applied within the European Union. You understand that you may request a list with the names and addresses of any potential recipients of your Personal Data by contacting your local human resources representative. You authorize the Company, its designated Plan broker and Plan administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer your Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

22.4

You understand that your Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, execute your access, rectification, cancellation and objection rights on data, view your Personal Data, request additional information about the storage and processing of your Personal Data, require any necessary amendments to or deletions from your Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or its Associated Companies will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards under the Plan or other options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to retain your Award and to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.”

UNITED KINGDOM

To the extent permitted by Applicable Law, the Company may at any time prior to the vesting of RSUs under your Award determine that liability for all or some of the employer’s National Insurance Contributions arising therefrom (or from the acquisition of Shares pursuant thereto) shall be transferred to or borne by you (“Determination”). In the event that the Company makes the Determination, you will be notified. You hereby agree that following such notification you will at any time upon request join in with the Company or any Associated Company or any other person in making any election or notice reasonably required by the Company or such Associated Company or other person (as applicable) for the purpose of ensuring that the liability for all employer’s National Insurance Contributions (or any similar social security contributions) arising as a consequence of the vesting of your RSUs (or the acquisition of Shares pursuant thereto) is assumed and borne solely by you and treated as a liability falling on you instead of on the Company or such Associated Company or other person (as applicable) and in entering into any arrangements required by HM Revenue & Customs (“HMRC”) for securing that any liability so assumed is duly paid by you. You shall not be required to enter into any election or notice pursuant to this paragraph in the event that you enter into such other arrangements with the Company, any Associated Company or any other person (as applicable) that are satisfactory to the Company, such Associated Company or any other person (as applicable) to discharge any liability referred to in this paragraph. If the Company makes the Determination, you shall indemnify and keep indemnified the Company, your Employer and any Associated Company against all employer’s National Insurance Contributions arising from the vesting of RSUs under your Award (or the acquisition of Shares pursuant thereto) and to the extent permitted by Applicable Law and (save where you are liable to account for the same directly to HMRC) such employer’s National Insurance Contributions shall be treated as a Tax-Related item for the purpose of Section 16.

WF-11065094-1

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY 2014 EQUITY INCENTIVE PLAN

NOTICE OF SHARE OPTION GRANT

(SENIOR VICE PRESIDENT)

You (being the Participant named below) (“you”) have been granted an option (the “Option”) by King Digital Entertainment Public Limited Company (the “Company”) under its 2014 Equity Incentive Plan (the “Plan”) to subscribe for the number of Shares set out below (the “Option Shares”). The Option is granted subject to the terms and conditions of the Plan, this Notice of Share Option Grant (the “Notice”) and the attached Share Option Terms (the “Terms”), including any applicable country-specific provisions in the appendix attached thereto (if any) (the “Appendix”), (the Notice together with Terms (including the Appendix) being the “Agreement”).

Unless otherwise defined in this Agreement, any capitalized terms used in this Agreement will have the meaning given to them in the Plan.

Participant Name:

Option Shares (Number):

Date of Grant:

Exercise Price per Option Share:

Expiration Date:

                 , 20     (the “Expiration Date”). The Option will expire before the Expiration Date if your Service terminates, as described in the Terms, and may expire earlier in other circumstances in accordance with the Terms and the Plan.

Vesting Commencement Date:

Vesting Schedule:

The Option will become exercisable in instalments over the period of 48 months measured from the Vesting Commencement Date; the Option will become exercisable with respect to twenty-five percent (25%) of the total number of Option Shares on the date 12 months after the Vesting Commencement Date and with respect to the remaining seventy-five percent (75%) in a series of 12 equal quarterly instalments over the 36-month period thereafter.

You acknowledge that vesting of the Option is earned only by continuing in Service. You acknowledge and agree that the vesting schedule described above may change prospectively in the event that your Service status changes, in accordance with Company policies relating to leave from work, work schedules and vesting of Options under the Plan, and the provisions of the Plan.

You further acknowledge that the grant of the Option is at the Company’s sole discretion, and does not entitle you to further grant(s) of Options or other Award(s) under the Plan or awards under any other plan or program maintained by the Company or any Associated Company or affiliate of the Company.

You are required to pay the Company a nominal amount in consideration for the grant of your Option. That amount will be determined by the currency in which your salary is paid and will be the appropriate one of the following: one pound sterling (£1); one U.S. dollar ($1); one Euro (€1) or ten Swedish Kroner (SEK10) or a single unit of the relevant local currency. Unless otherwise determined by the Company, and notified to you, the appropriate amount will be deducted from payroll on the next practicable payroll date after the date on which you confirm your acceptance of the Option, and you hereby authorise that deduction.

The Option shall not take effect unless you have confirmed your acceptance of it on the on-line or electronic system operated by Computershare by the date indicated below. By doing so you will be accepting the Option on the terms and conditions set out in this Notice, the attached Terms (including any

1

Appendix) and the Plan, and in consideration of the grant of the Option by the Company, you will undertake the obligations given to you under this Notice, the Terms and the Plan.

Also, you will be consenting to the delivery to you of Plan documents, including any notices provided for in the Terms, this Notice or the Plan, by electronic delivery and to participating in the Plan through an on-line or electronic system established and maintained by the Company, Computershare or another third party designated by the Company.

SIGNED on behalf of KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY by
its authorised signatory:
Authorised Signatory (Signature)

IMPORTANT: YOU MUST ACCEPT THIS OPTION BY ¿

2

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY 2014 EQUITY INCENTIVE PLAN

SHARE OPTION TERMS

(SENIOR VICE PRESIDENT)

Pursuant to the attached Notice of Share Option Grant (the “Notice”) and these Share Option Terms (the “Terms”), (including any applicable country-specific provisions in the Appendix attached hereto (if any)), King Digital Entertainment Public Limited Company (the “Company”) has granted you an option under its 2014 Equity Incentive Plan (the “Plan”) to subscribe for up to the number of Shares specified in the Notice (the “Option”). The Option is granted to you effective as of the date of grant specified in the Notice (the “Date of Grant”) although shall not take effect unless you accept the Award on the on-line or electronic system operated by Computershare by the date indicated in the Notice.

Except as otherwise explicitly provided in this Agreement, in the event of any conflict between the terms in this Agreement and the Plan, the Plan shall take precedence.

Capitalized terms not explicitly defined in the Notice or this Agreement but defined in the Plan shall have the same definitions as in the Plan. This Agreement constitutes an Award Agreement for the purposes of the Plan.

The terms and conditions of your Option, in addition to those set forth in the Notice and the Plan, are as follows.

1.	Grant of Option. The Option comprises your right to subscribe for the Option Shares at the exercise price per Option Share set forth in the Notice (the “Exercise Price”).

2.	Exercisability/Vesting of Option. Subject to Section 12.6, the Option shall become exercisable for the Option Shares in accordance with the Vesting Schedule.

3.	Exercise of Option.

3.1

Right to Exercise.    The Option, to the extent exercisable in accordance with the Vesting Schedule and the applicable provisions of the Plan and this Agreement, may be exercised in full or in part at any time. The Option may not be exercised for a fraction of an Option Share.

3.2

Taxes.    You will not be allowed to exercise the Option unless you make arrangements acceptable to the Company to pay any taxes, social insurance contributions and other required deductions that may be due as a result of the Option exercise.

3.3	Method of Exercise.

3.3.1

The Option may be exercised by delivery of a notice of exercise in a form specified by the Company (the “Notice of Exercise”), which shall state your election to exercise the Option, the number of Option Shares in respect of which the Option is being exercised (the “Exercised Shares”), and contain such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Notice of Exercise shall be delivered in such form as shall be notified to you from time to time by or on behalf of the Company, which may include delivery in person, by mail, via electronic mail or facsimile or by other authorised method to the Secretary of the Company or other person designated by the Company. The Notice of Exercise shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. The Option shall be deemed to be exercised upon receipt by the Company of a fully executed Notice of Exercise accompanied by the aggregate Exercise Price payable and payment in full for any Tax-Related Items due upon exercise of the Option (as described in Section 18 below).

3

3.3.2	The Option may also be exercised pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act.

3.4

Exercise by Another.    If another person elects to exercise the Option after it has been transferred to him or her in compliance with this Agreement and the Plan, that person must prove to the Company’s satisfaction that he or she is entitled to exercise the Option. That person must also complete a Notice of Exercise and pay the Exercise Price and any Tax-Related Items due upon exercise of the Option (as described in Section 18 below).

4.	Method of Payment of Exercise Price. Payment of the aggregate Exercise Price for the Exercised Shares shall be by one of the following, or a combination thereof:

4.1

cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Exercised Shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the aggregate Exercise Price of the Exercised Shares, and any Tax-Related Items due upon exercise of the Option (as described in Section 18 below) (a “Same-Day Sale”). The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by electronic or other means permitted by the Company; or

4.2	other method authorised by the Company.

5.	Insider Trading Policy. The exercise of the Option and all transactions in the Shares issuable upon exercise of the Option shall be subject to the Company’s then current Insider Trading Policy.

6.

No Exercise during Disciplinary Procedure.    If you are subject to an investigation or disciplinary process which in the Committee’s opinion could result in a termination of your Service for Cause the Committee may, in its sole discretion, determine that no exercise of the Option will be permitted while such investigation or process is in progress.

7.

Shares/Electronic Delivery of Shares.    The Shares issued to you on exercise of your Option shall be newly issued Shares. Upon issuance, the Shares shall be fully paid and non-assessable. Delivery of Shares to you shall be effected by crediting the depositary nominated by the Company, Depositary Trust Company (or its nominee), with the number of Shares due to you, to be held by it in electronic form on your behalf as beneficial owner.

8.

No Shareholder Rights.    Unless and until such time as Shares are issued to you upon exercise of the Option, you, or any person claiming under or through you, shall have no ownership of the Shares subject to the Option and shall have no right to dividends in respect of or to vote the Option Shares.

9.	Dividend Equivalents. Dividend Equivalents shall not be credited to you in respect of the Option Shares.

10.	Variation of Option Shares. The Option Shares and the Exercise Price may be adjusted from time to time for variations in the Company’s share capital, as provided in the Plan.

11.

No Transfer. The Option is not transferable and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of by you in any manner other than by will or by the laws of descent or distribution or unless otherwise permitted by the Company on a case-by-case basis in accordance with the Plan. The Option shall lapse to the extent you purport to so sell, pledge, assign, hypothecate, transfer or otherwise dispose of it. After the Shares have been issued to you, upon exercise of the Option, you are free to sell, pledge, assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares, provided that any such action is in compliance with the provisions of this Agreement, (including the country-specific Appendix hereto), the Plan and Applicable Law.

4

12.	Termination of Service

12.1

Unvested Option Shares.    Subject to Section 12.6, if your Service terminates for any reason, the Option will lapse on the date of termination of your Service with respect to the number of Option Shares for which it is not yet exercisable as of that date in accordance with the Vesting Schedule.

12.2

Vested Option Shares – General Rule.    If your Service terminates for any reason except death, retirement in accordance with your Service Agreement or Disability, then, to the extent the Option is exercisable in accordance with the Vesting Schedule (subject to Section 12.6) as of the date of termination of your Service, it may be exercised within the period of three (3) months after such date. To the extent not so exercised, the Option shall lapse at the close of business at Company headquarters on the date three (3) months after the date your Service terminates.

12.3

Vested Option Shares – Death.    If your Service terminates by reason of your death, or if you die within three (3) months after your Service terminates (other than for Cause or due to Disability or retirement), then, to the extent the Option is exercisable in accordance with the Vesting Schedule as of the date of termination of your Service, it may be exercised within the period of 12 months after such date by your estate or the person who acquired the right to exercise the Option by bequest or inheritance. To the extent not so exercised, the Option shall lapse at the close of business at Company headquarters on the date 12 months after the date your Service terminates.

12.4

Vested Option Shares – Disability or Retirement.    If your Service terminates because of your Disability or retirement in accordance with your Service Agreement, then to the extent the Option is exercisable in accordance with the Vesting Schedule as of the date of termination of your Service, it may be exercised within the period of 12 months after such date. To the extent not so exercised, the Option shall lapse at the close of business at Company headquarters on the date 12 months after the date your Service terminates.

12.5

Termination for Cause.    If your Service is terminated for Cause, the Option shall lapse in its entirety on the date of termination of your Service or, if earlier, the service of notice of such termination.

12.6	Change of Control Termination.

12.6.1

In the event of a Change of Control Termination, the Option (as assumed, exchanged, substituted, replaced or converted, if applicable) shall automatically accelerate and become exercisable as of the date of termination of your Service with respect to fifty percent (50%) of the Option Shares (if any), or the shares or other securities for or by which the Option Shares have been exchanged, substituted or replaced or converted to, for which the Option is not yet exercisable as of that date in accordance with the Vesting Schedule.

12.6.2	For purposes of this Section 12.6;

(a)

“Change of Control Period”, means a period that commences on the date that falls three months prior to the date of exchange of contracts in relation to an applicable Corporate Transaction and terminates on the date that falls 12 months immediately after the completion of an applicable Corporate Transaction;

(b)	“Change of Control Termination”, means the termination of your employment with the Company or an Associated Company or any successor thereto (the “Employer”) during a Change of Control Period where:

5

(i)	the Employer serves notice to terminate your employment, save where it is entitled summarily to terminate your employment without notice or payment in lieu of notice under the Service Agreement; or

(ii)

you terminate your employment with the Employer with or without notice for Good Reason (other than in circumstances where the Employer has reasonable grounds for summary dismissal without notice or payment in lieu of notice under the Service Agreement) provided that you must, before you terminate your employment for Good Reason, and if (on a reasonable view) the circumstances that constitute Good Reason are remediable, have first given the Employer a written notice stating clearly the event or circumstance that constitutes Good Reason in your belief, acting in good faith, and given the Employer a period of not less than 15 working days to cure the event or circumstance allegedly constituting Good Reason and no Good Reason shall exist if on a reasonable view the event or circumstance is cured by the Employer;

(c)

“Good Reason”, means grounds that entitle you to treat yourself as being constructively dismissed (within the meaning of section 95(1)(c) of the Employment Rights Act 1996) as may be determined by a court of competent jurisdiction. Examples of such grounds may include, but are not limited to, circumstances where you are required to permanently relocate outside of Greater London, where your pay is unilaterally reduced, where the Employer is in breach of the Service Agreement, or where on a Corporate Transaction the acquiring entity did not give you options, compensation or equity of at least the same value as the value of any shares under option or award (net of exercise or purchase price) held by you which are no longer capable of vesting or being exercised after such Corporate Transaction; and

(d)	“Service Agreement” means any unexpired service agreement between you and the Company or an Associated Company in effect from time to time.

12.7

No Notice of Post-Service Exercise Period.    You are responsible for ascertaining the applicable period during which the Option may be exercised following the termination of your Service for any reason. The Company will not provide you with any notice of such period or its expiration.

12.8

Date of Termination of Service.    Your Service will be considered terminated as of the date you cease to be an Employee, Consultant, Director or Non-Employee Director of the Company or an Associated Company, (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your Service Agreement, if any) and, subject to Applicable Law, your Service will not be extended by any notice period or garden leave period mandated by local law or any period during which you have ceased to provide services to the Company or an Associated Company but during which the Company or an Associated Company is legally required to continue to employ you. In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

6

12.9	No Exercise after Expiration Date. In no event may the Option be exercised later than the Expiration Date set forth in the Notice.

13.	Term of Option. The Option shall in any event expire on the Expiration Date.

14.	No Rights as Employee, Director or Consultant.

14.1	Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company or an Associated Company to terminate your Service, for any reason, with or without cause.

14.2

Nothing in this Agreement (including, but not limited to, vesting of the Option pursuant to the Vesting Schedule), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Associated Company; (ii) constitute any promise or commitment by the Company or an Associated Company regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or the Plan; or (iv) deprive the Company or its Associated Companies, as applicable, of the right to terminate your Service without regard to any future vesting or exercise opportunity that you may have under the Option.

14.3

By accepting the Option, you acknowledge and agree that the right to continue vesting of the Option pursuant to the Vesting Schedule is earned only by continuing in Service (not through the act of being hired, being granted the Option or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Associated Companies at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Associated Company status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting of the Option. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the Vesting Schedule or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued employment or engagement as an employee or director of or consultant to the Company or any Associated Company for the duration of the Vesting Schedule, for any period, or at all, and shall not interfere in any way with your right or the right of the Company or any Associated Company, as applicable, to terminate your Service at any time.

15.	Discretionary Nature of Option. In accepting the Option, you acknowledge, understand and agree that:

15.1	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

15.2

the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options or other Awards under the Plan, or benefits in lieu of Awards, even if other Awards have been granted in the past;

15.3	all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;

15.4	you are voluntarily participating in the Plan;

7

15.5	the Option and any Shares acquired by you under the Plan are not intended to replace any pension rights or compensation;

15.6

the Option and any Shares acquired under the Plan and the income and value of same are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments or for any other purpose;

15.7	the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

15.8

no claim or entitlement to compensation or damages shall arise from lapse of the Option resulting from you ceasing to be employed by or provide other services to the Company or any Associated Company (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your Service Agreement, if any), and in consideration of the grant of the Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any of its Associated Companies, waive your ability, if any, to bring any such claim, and release the Company and its Associated Companies from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

15.9

unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company or exchanged, cashed out, replaced or substituted for or otherwise continued or preserved or dealt with in any particular manner in connection with a Corporate Transaction; and

15.10

you acknowledge and agree that neither the Company nor any Associated Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option and the Shares subject to it or the subsequent sale of any such Shares.

16.

Option and Shares Subject to Company Clawback or Recoupment.    The Option, and any Shares acquired upon exercise of the Option, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Company or required by law during the term of your Service that is applicable to you, and in addition to any other remedies available under Applicable Law, such policy may require the cancellation of the Option in full or in part (whether vested or unvested), a reduction in the number of Option Shares that will become exercisable/vest, and/or the recoupment of any economic benefit already realized by you with respect to the Option or Shares acquired under it, if you engage or have engaged in activity that is inimical, contrary or harmful to the interests of the Company, as more fully described in such policy.

17.

Tax Consequences.    You acknowledge that there may be tax consequences upon the grant, vesting and/or exercise of the Option or disposition of the Shares acquired thereunder and you should consult a tax adviser regarding your tax obligations prior to such grant, vesting, exercise or disposition, in the jurisdiction(s) where you are subject to tax.

18.	Payment of Taxes

18.1

Regardless of any action the Company or the Employer takes with respect to any or all income tax, national or social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that

8

the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.

18.2

Prior to exercise of the Option, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, with the Company’s consent, these arrangements may include (a) payment by you of an amount equal to the Tax-Related Items directly by cash, cheque, wire transfer, bank draft or money order payable to the Company, (b) if permissible under Applicable Law, withholding an amount equal to Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer, (c) having the Company withhold payments for Tax-Related Items and any fees or charges payable by you in connection with such sale, from the proceeds of a Same-Day Sale, or (d) any other arrangement approved by the Company. You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or the vesting or exercise of the Option that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to issue Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

18.3	You hereby agree to indemnify and hold the Company, the Employer and each Associated Company of the Company harmless in respect of all Tax-Related Items.

19.

No Advice Regarding Option.    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, the exercise of the Option or the sale of Shares acquired under the Option. You are advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or the Option.

20.

Consent to Electronic Delivery of All Plan Documents and Communications.    Any notices provided for under this Agreement or the Plan shall be given in writing (including electronically) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, fourteen (14) days after posting from the United Kingdom by prepaid post, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Option by electronic means or request your consent to participate in the Plan by electronic means. By accepting the Option you are consenting to receive such documents by electronic delivery and agreeing to participate in the Plan through an on-line or electronic system established and maintained by the Company, Computershare or another third party designated by the Company.

21.	Compliance with Laws and Regulations.

21.1

Shares will not be issued to you upon exercise of the Option unless either (i) the Shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The issuance of Shares to you under the Option will also be subject to and conditioned upon compliance by the Company and you with all other Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. The Company shall not be obliged to register the Shares with the SEC or to effect compliance with the registration, qualification or

9

listing requirements of any securities laws, exchange control laws, stock exchange or automated quotation system and the Company shall have no liability to you for any inability or failure to do so.

21.2

As a condition to the issuance of any Shares pursuant to the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Company. Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

22.

Appendix.    Notwithstanding any provision in this Agreement, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

23.

Necessary Amendments.    Notwithstanding anything in the Plan to the contrary, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.	Data Protection.

24.1

You hereby explicitly and unambiguously consent to the collection, retention, use, processing and transfer, in electronic or other form, of your Personal Data by the Company, any Associated Company, any administrator of the Plan, the Company’s registrars, transfer agent, brokers and other agents, whether among themselves or to any third party, for the exclusive purpose of implementing, administering and managing your participation in the Plan.

24.2

You understand that the Company and its Associated Companies may hold certain personal information about you that constitutes Personal Data, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, passport and/or visa information, email address, employment history, directorships or offices you hold in the Company or any Associated Company, any Shares held by you, details of the Option and all other Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favour, details of any change in your Service status or absences on leave, for the exclusive purpose of implementing, administering and managing the Plan.

24.3

You understand that your Personal Data may be transferred to the Company’s-designated Plan broker and to Computershare, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that recipients of your Personal Data may be located both in and outside the European Union or the European Economic Area, and that a recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of your Personal Data by contacting your local human resources representative. You authorise the Company, its designated Plan broker and Plan administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer your Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

10

24.4

You understand that your Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view your Personal Data, request additional information about the storage and processing of your Personal Data, require any necessary amendments to or deletions from your Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or its Associated Companies will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards under the Plan or other options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to retain the Option and to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

25.	Entire Agreement; Enforcement of Rights.

25.1

This Agreement, the Plan and the Notice constitute the entire agreement and understanding between you and the Company and its Associated Companies relating to the subject matter herein and they supersede all prior discussions between you and the Company or any Associated Company regarding the subject matter. Any prior agreements, commitments or negotiations concerning the Option are superseded.

25.2	The provisions of this Agreement (and, in particular, Section 18) may also be enforced by the Employer and each Associated Company of the Company.

26.

Amendments. Subject to Section 23, no modification of or amendment to this Agreement nor any waiver of any rights under this Agreement, shall be effective unless in writing (including electronically) and signed (or consented to by electronic means approved by the Company) by both you and the Company and, in the case of the Company, executed as a deed where so required. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

27.

Further Assurance. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Option.

28.

Plan Prospectus and Insider Trading Policy. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy permitting officers, directors and employees of the Company and its Associated Companies to trade Shares only during certain “window” periods in effect from time to time.

29.

Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

30.

Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, you and the Company agree to renegotiate such provision in good faith. In the event that a mutually agreeable and enforceable replacement for such provision cannot be agreed, then, to the maximum extent permitted by Applicable Law, (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such

11

provision were so excluded, and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

31.

Governing Law. This Agreement, the Plan, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of England and Wales and the Courts of England and Wales shall have exclusive jurisdiction in relation to all matters arising under this Agreement and the Plan.

32.

Translations. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different to the English version, the English version will control.

33.	Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

34.

Counterparts.    The Notice may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

35.

Acknowledgement.    The Company and you agree that the Option is granted under and governed by this Agreement and the Plan. You acknowledge that a copy of the Plan has been made available to you on Kingfluence and you represent that you have carefully read and are familiar with its provisions.

By accepting the Option, you shall be deemed to have agreed to the terms and conditions of the Share Option Terms (including any Appendix thereto), the Notice and the Plan.

12

APPENDIX TO THE

SHARE OPTION TERMS

(SENIOR VICE PRESIDENT)

TERMS AND CONDITIONS

This Appendix contains additional terms and conditions that govern the Option granted under the Plan to you if you reside and/or work in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Terms.

In the event of any conflict between the provisions of this Appendix and the Notice and/or the Terms, this Appendix shall prevail.

If you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the Option is granted, or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

GENERAL

This Appendix contains information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of 1 May 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your Option is exercised or you sell Shares acquired pursuant thereto.

The information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

UNITED KINGDOM

To the extent permitted by Applicable Law, the Company may at any time prior to the exercise of your Option determine that liability for all or some of the employer’s National Insurance Contributions arising from the vesting or exercise of your Options (or from the acquisition of Shares pursuant thereto) shall be transferred to or borne by you (“Determination”). In the event that the Company makes the Determination, you will be notified. You hereby agree that following such notification you will at any time upon request join in with the Company or any Associated Company or any other person in making any election or notice reasonably required by the Company or such Associated Company or other person (as applicable) for the purpose of ensuring that the liability for all employer’s National Insurance Contributions (or any similar social security contributions) arising as a consequence of the vesting or exercise of your Options (or the acquisition of Shares pursuant thereto) is assumed and borne solely by you and treated as a liability falling on you instead of on the Company or such Associated Company or other person (as applicable) and in entering into any arrangements required by HM Revenue & Customs (“HMRC”) for securing that any liability so assumed is duly paid by you. You shall not be required to enter into any election or notice pursuant to this paragraph in the event that you enter into such other arrangements with the Company, any Associated Company or any other person (as applicable) that are satisfactory to the Company, such Associated Company or any other person (as applicable) to discharge any liability referred to in this paragraph. If the Company makes the Determination, you shall indemnify and keep indemnified the Company, your Employer and any Associated Company against all employer’s National Insurance Contributions arising from the vesting or exercise of your Option (or the acquisition of Shares pursuant thereto) and to the extent permitted by Applicable Law and (save where you are liable to account for the same directly to HMRC) such employer’s National Insurance Contributions shall be treated as a Tax-Related item for the purpose of Section 18 of the Terms.

WF-11065046-1

13